Exhibit 99.1

FOR IMMEDIATE RELEASE:

Blonder Tongue Promotes Edward R. “Ted” Grauch to President – Retains Role as Chief Operating Officer

OLD BRIDGE, New Jersey—June 4, 2019—Blonder Tongue Laboratories, Inc. (NYSE American: BDR) (the “Company”) announced that the Company’s Board of Directors has promoted Edward R. “Ted” Grauch to President of the Company, effective immediately. Mr. Grauch will also retain his existing title of Chief Operating Officer.

Ted will continue to report directly to Bob Pallé, the Company’s CEO, maintaining his focus on developing the Company’s product strategy, sales, marketing, and technology activities. The heads of each of those departments (sales, marketing and engineering) will continue to report directly to Ted. The Company’s manufacturing and finance departments will continue to report directly to Bob Pallé.

Ted, who holds an MBA from Johns Hopkins University, is also a degreed electrical and computer engineer and has more than 20 years of experience in executive level management and 30 years working in the video, internet and security services provider industries.

Immediately prior to joining Blonder Tongue, Ted served as President of Kaon USA, Inc., the US subsidiary of South Korea-based Kaonmedia Co., Ltd., the world’s fifth largest Set-Top and Broadband device manufacturer, where his responsibilities included all management, finance, technology marketing and differentiation, competing within the North American market as a major electronics supplier.

Commenting on Ted’s appointment, CEO Bob Pallé said “Ted’s promotion to President is a reflection of his significant contributions to our organization and its ongoing transformation into a Tier 1/Tier 2 customer-focused technology company. This promotion is also a further step in our succession planning.”

About Blonder Tongue

Blonder Tongue Laboratories, Inc. together with R. L. Drake Holdings, LLC - its wholly owned subsidiary - offer customers more than 130 years of combined engineering and manufacturing excellence with solid histories of delivering reliable, quality products. As a leader in the field of cable television communications, the Company provides system operators and integrators serving the cable, broadcast, satellite, IPTV, institutional and professional video markets with comprehensive solutions for the provision of content contribution, distribution and video delivery to homes and businesses. The Company designs, manufactures, sells and supports an equipment portfolio of standard and high definition digital video solutions, as well as core analog video and high speed data solutions for distribution over coax, fiber and IP networks. Additional information on the Company and its products can be found at www.blondertongue.com, and www.rldrake.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The information set forth above includes “forward-looking” statements and accordingly, the cautionary statements contained in Blonder Tongue’s Annual Report and Form 10-K for the year ended December 31, 2018. (See Item 1: Business, Item 1A: Risk Factors, Item 3: Legal Proceedings and Item 7: Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other filings with the Securities and Exchange Commission are incorporated herein by reference. The words “believe”, “expect”, “anticipate”, “project”, “target”, “intend”, “plan”, “seek”, “estimate”, “endeavor”, “should”, “could”, “may” and similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to projections for our future financial performance, our anticipated growth trends in our business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s analysis only as of the date hereof. Blonder Tongue undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Blonder Tongue’s actual results may differ from the anticipated results or other expectations expressed in Blonder Tongue’s “forward-looking” statements.

Contacts

Eric Skolnik
Chief Financial Officer
eskolnik@blondertongue.com
(732) 679-4000

Robert J. Pallé

Chief Executive Officer
bpalle@blondertongue.com
(732) 679-4000

Ted Grauch
President & Chief Operating Officer
tgrauch@blondertongue.com
(732) 679-4000